SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 21, 2001
(To Prospectus dated November 27, 2000)


                              CWABS MASTER TRUST
                       (for the Series 2001-A Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2001-A


The notes represent
obligations of the
CWABS Master Trust       The Notes
for the Series
2001-A Subtrust only     o    This supplement relates to the offering of the
and not of any other          notes of the series referenced above. This
series trust of the           supplement does not contain complete information
CWABS Master Trust            about the offering of the notes. Additional
and do not represent          information is contained in the prospectus
an interest in or             supplement dated February 21, 2001, prepared in
obligation of CWABS,          connection with the offering of the notes of the
Inc., Countrywide             series referenced above, and in the prospectus of
Home Loans, Inc., or          the depositor dated November 27, 2000. You are
any of their                  urged to read this supplement, the prospectus
affiliates.                   supplement, the supplements described above and
                              the prospectus in full.
This supplement may
be used to offer and     o    As of September 15, 2003, the note principal
sell the notes only           balance of the notes was $125,736,500.
if accompanied by
the prospectus
supplement and the
prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 23, 2003

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of September 1, 2003 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 5,355 mortgage loans having an aggregate principal balance of approximately $129,165,117. The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                   As of September 1, 2003
                                                               -----------------------------

Total Number of Mortgage Loans.........................................5,355
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
      30-59 days............................................................  1.03%
      60-89 days............................................................  0.34%
      90 days or more (excluding pending foreclosures)......................  0.78%
                                                                              -----
      Total Delinquencies...................................................  2.15%
                                                                              =====
Foreclosures Pending......................................................... 0.07%
                                                                              -----
Total Delinquencies and foreclosures pending................................. 2.22%
                                                                              =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At June 30, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $559.124 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2003, Countrywide provided servicing for approximately $13.66 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                        As of December 31, 2000        As of December 31, 2001            As of December 31, 2002
                    ------------------------------ ------------------------------   ----------------------------------
                        Principal                       Principal                         Principal
                         Balance       Percentage        Balance       Percentage          Balance         Percentage
                    -----------------  ----------  -----------------   ----------   --------------------   ----------
Portfolio.......... $3,748,790,561.82      --      $5,479,012,451.54       --       $  10,640,766,181.58       --
Delinquency
percentage
  30-59 Days....... $   14,580,950.53    0.39%     $   28,456,872.07     0.52%      $      42,864,688.91      0.40%
  60-89 Days.......      4,626,810.83    0.12%          7,555,089.12     0.14%             10,661,957.76      0.10%
  90+ Days.........     10,660,110.74    0.28%         21,422,742.71     0.39%             19,421,702.11      0.18%
                    -----------------  ----------  -----------------   ----------   --------------------   ----------
        Total...... $   29,867,872.10    0.80%     $   57,434,703.90     1.05%      $      72,948,348.78      0.69%
Foreclosure Rate... $    1,232,842.13    0.03%     $    3,142,409.33     0.06%      $       6,603,778.76      0.06%
Bankruptcy Rate.... $    9,192,831.89    0.25%     $   12,681,563.87     0.23%      $      43,053,210.55      0.40%


                            As of June 30, 2003
                     --------------------------------
                        Principal
                         Balance           Percentage
                     ------------------    ----------
Portfolio..........  $13,656,070,639.30        --
Delinquency
percentage
  30-59 Days.......  $    44,484,327.77       0.33%
  60-89 Days.......        9,925,970.13       0.07%
  90+ Days.........       19,980,288.24       0.15%
                     ------------------    ----------
        Total......  $    74,390,586.14       0.54%
Foreclosure Rate...  $     9,335,468.72       0.07%
Bankruptcy Rate....  $    64,900,901.91       0.48%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Investor Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of September 15, 2003, the Note Principal Balance of the notes was $125,736,500. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The September 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                              EXHIBIT 1

Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                              Range


Aggregate Principal Balance                                 $129,165,117

Weighted Average Mortgage Rate                              5.94%            2.25%        to            13.50%
Weighted Average Gross Margin                               1.97%            -1.38%       to            6.50%
Weighted Average Maximum Mortgage Rate                      17.82%           12.50%       to            26.50%
Weighted Average Principal Balance                          $24,120          $0           to            $791,691
Weighted Average Credit Limit                               $36,348          $7,500       to            $1,500,000
Weighted Average Scheduled Remaining Term (months)          268              89           to            274
Weighted Average Combined Loan-to-Value Ratio               81.72%           3.75%        to            100.00%
Weighted Average Credit Limit Utilization Rate              70.48%           0.00%        to            100.00%
Weighted Average Credit Score                               714              584          to            841

Mortgage Loan Programs
                                                                                                           Percentage of
                                                 Number of              Aggregate Unpaid        Reference Date Aggregate
Loan Programs                               Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
5 Yr Draw, 5 Yr Repay                                   21                      $405,686                            0.31 %
5 Yr Draw, 10 Yr Repay                                   3                       $60,322                            0.05
10 Yr Draw, 10 Yr Repay                                 97                    $1,928,950                            1.49
10 Yr Draw, 15 Yr Repay                              5,215                  $126,155,095                           97.67
15 Yr Draw, 0 Yr Repay                                   7                      $238,932                            0.18
15 Yr Draw, 10 Yr Repay                                 12                      $376,133                            0.29
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances
                                                                                                           Percentage of
Range of                                         Number of              Aggregate Unpaid        Reference Date Aggregate
Principal Balance                           Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                   1,592                    $4,230,579                            3.28 %
$ 10,000.01 to $ 20,000                              1,522                   $23,164,197                           17.93
$ 20,000.01 to $ 30,000                              1,127                   $28,887,580                           22.36
$ 30,000.01 to $ 40,000                                393                   $13,688,725                            10.6
$ 40,000.01 to $ 50,000                                232                   $10,508,476                            8.14
$ 50,000.01 to $ 60,000                                124                    $6,867,412                            5.32
$ 60,000.01 to $ 70,000                                 72                    $4,713,227                            3.65
$ 70,000.01 to $ 80,000                                 62                    $4,624,509                            3.58
$ 80,000.01 to $ 90,000                                 37                    $3,153,652                            2.44
$ 90,000.01 to $100,000                                 63                    $6,073,876                             4.7
$100,000.01 to $125,000                                 34                    $3,877,447                               3
$125,000.01 to $150,000                                 47                    $6,674,021                            5.17
$150,000.01 to $175,000                                 14                    $2,280,451                            1.77
$175,000.01 to $200,000                                 10                    $1,888,513                            1.46
$200,000.01 to $225,000                                  5                    $1,059,404                            0.82
$225,000.01 to $250,000                                  6                    $1,481,247                            1.15
$250,000.01 to $275,000                                  2                      $527,355                            0.41
$275,000.01 to $300,000                                  3                      $877,726                            0.68
$325,000.01 to $350,000                                  2                      $691,420                            0.54
$350,000.01 to $375,000                                  1                      $365,959                            0.28
$375,000.01 to $400,000                                  1                      $400,000                            0.31
$400,000.01 to $425,000                                  1                      $416,665                            0.32
$425,000.01 to $450,000                                  1                      $449,640                            0.35
$475,000.01 to $500,000                                  3                    $1,471,345                            1.14
$775,000.01 to $800,000                                  1                      $791,691                            0.61
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Geographic Distribution
                                                                                                           Percentage of
                                                 Number of              Aggregate Unpaid        Reference Date Aggregate
State                                       Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
Alabama                                                129                    $2,509,244                            1.94 %
Alaska                                                  10                      $100,618                            0.08
Arizona                                                221                    $5,766,775                            4.46
California                                             908                   $33,203,238                           25.71
Colorado                                               205                    $5,607,564                            4.34
Connecticut                                             33                    $1,106,508                            0.86
Delaware                                                12                      $175,609                            0.14
District of Columbia                                     5                       $77,812                            0.06
Florida                                                334                    $6,645,412                            5.14
Georgia                                                191                    $4,267,656                             3.3
Hawaii                                                  56                    $1,406,525                            1.09
Idaho                                                   72                    $1,262,875                            0.98
Illinois                                               187                    $3,608,944                            2.79
Indiana                                                 98                    $2,104,295                            1.63
Iowa                                                    21                      $289,741                            0.22
Kansas                                                  83                    $1,972,771                            1.53
Kentucky                                                43                      $998,086                            0.77
Louisiana                                               54                      $874,296                            0.68
Maine                                                   23                      $269,654                            0.21
Maryland                                                73                    $1,705,518                            1.32
Massachusetts                                           82                    $2,055,470                            1.59
Michigan                                               277                    $6,512,901                            5.04
Minnesota                                               40                      $718,891                            0.56
Mississippi                                             25                      $537,266                            0.42
Missouri                                               117                    $1,911,069                            1.48
Montana                                                 31                      $695,900                            0.54
Nebraska                                                31                      $423,196                            0.33
Nevada                                                  71                    $1,390,051                            1.08
New Hampshire                                           24                      $305,650                            0.24
New Jersey                                             137                    $2,765,222                            2.14
New Mexico                                              63                    $1,691,393                            1.31
New York                                               158                    $4,652,263                             3.6
North Carolina                                         167                    $3,123,138                            2.42
North Dakota                                            10                      $102,477                            0.08
Ohio                                                   218                    $3,899,509                            3.02
Oklahoma                                                99                    $1,790,994                            1.39
Oregon                                                  93                    $2,157,515                            1.67
Pennsylvania                                           214                    $3,662,776                            2.84
Rhode Island                                             8                      $287,630                            0.22
South Carolina                                          72                    $1,251,428                            0.97
South Dakota                                             3                        $8,696                            0.01
Tennessee                                               97                    $1,928,950                            1.49
Texas                                                   26                      $413,271                            0.32
Utah                                                   103                    $2,470,547                            1.91
Vermont                                                  4                      $105,054                            0.08
Virginia                                               102                    $2,178,703                            1.69
Washington                                             182                    $5,479,256                            4.24
West Virginia                                           21                      $405,686                            0.31
Wisconsin                                               94                    $1,474,735                            1.14
Wyoming                                                 28                      $812,340                            0.63
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Combined Loan-to-Value Ratios
                                                                                                           Percentage of
Range of                                         Number of              Aggregate Unpaid        Reference Date Aggregate
Combined Loan-to-Value Ratios (%)           Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
0 -10.00                                                 4                       $15,499                            0.01 %
10.01-20.00                                             20                      $932,229                            0.72
20.01-30.00                                             35                    $1,152,377                            0.89
30.01-40.00                                             74                    $2,235,302                            1.73
40.01-50.00                                            126                    $3,836,853                            2.97
50.01-60.00                                            201                    $5,451,091                            4.22
60.01-70.00                                            561                   $14,975,868                           11.59
70.01-80.00                                            883                   $27,088,627                           20.97
80.01-90.00                                          1,935                   $38,060,422                           29.47
90.01-100.00                                         1,516                   $35,416,850                           27.42
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Rates
                                                                                                           Percentage of
Range of Mortgage                                Number of              Aggregate Unpaid        Reference Date Aggregate
Rates (%)                                   Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                            3                      $175,455                            0.14 %
3.501 - 4.000                                          353                   $12,291,090                            9.52
4.001 - 4.500                                          501                   $22,450,317                           17.38
4.501 - 5.000                                          132                    $6,056,223                            4.69
5.001 - 5.500                                          410                   $11,161,071                            8.64
5.501 - 6.000                                          888                   $17,566,224                            13.6
6.001 - 6.500                                          854                   $21,597,512                           16.72
6.501 - 7.000                                          381                    $9,645,788                            7.47
7.001 - 7.500                                          658                   $12,963,006                           10.04
7.501 - 8.000                                          494                    $6,866,851                            5.32
8.001 - 8.500                                          398                    $3,395,183                            2.63
8.501 - 9.000                                          219                    $4,466,080                            3.46
9.001 - 9.500                                           24                      $350,877                            0.27
9.501 - 10.000                                           3                       $77,979                            0.06
10.001 - 10.500                                         11                      $101,463                            0.08
10.501 - 11.000                                         14                            $0                               0
11.001 - 11.500                                          3                            $0                               0
11.501 - 12.000                                          2                            $0                               0
12.001 - 12.500                                          4                            $0                               0
12.501 - 13.000                                          1                            $0                               0
13.001 - 13.500                                          2                            $0                               0
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Property
                                                                                                           Percentage of
                                                 Number of              Aggregate Unpaid        Reference Date Aggregate
Property Type                               Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                              4,309                  $103,790,756                           80.36 %
Planned Unit Development (PUD)                         721                   $19,655,343                           15.22
Low-rise Condominium                                   275                    $4,690,752                            3.63
2-4 Family Residence                                    50                    $1,028,266                             0.8
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Lien Priority
                                                                                                           Percentage of
                                                 Number of              Aggregate Unpaid        Reference Date Aggregate
Lien Priority                               Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
1st Liens                                               70                    $4,523,628                             3.5 %
2nd Liens                                            5,285                  $124,641,490                            96.5
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Gross Margin
                                                                                                           Percentage of
Range of Gross                                   Number of              Aggregate Unpaid        Reference Date Aggregate
Margins (%)                                 Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
Less than 0                                              2                      46563.71                            9.14 %
0.000                                                  478                   12076360.72                            0.03
0.001 - 0.250                                           63                    2900048.01                            2.24
0.251 - 0.500                                          522                   19244815.86                           15.15
0.501 - 0.750                                           16                    1079299.22                            0.82
0.751 - 1.000                                          134                    5090552.17                            3.79
1.001 - 1.250                                          262                    6541143.55                            4.94
1.251 - 1.500                                          209                    5072185.11                            3.83
1.501 - 1.750                                          118                    3271672.72                            2.58
1.751 - 2.000                                          950                   13737973.38                           10.75
2.001 - 2.250                                          295                    6171460.33                            4.72
2.251 - 2.500                                          604                   14826608.12                           11.31
2.501 - 2.750                                           81                    3080372.09                            2.41
2.751 - 3.000                                          325                    6658394.04                            5.42
3.001 - 3.250                                          103                    2047457.73                            1.57
3.251 - 3.500                                          438                   11104631.66                            8.69
3.501 - 3.750                                          270                    5757815.51                            4.50
3.751 - 4.000                                           56                    1542841.07                            1.15
4.001 - 4.250                                           83                     1608620.1                            1.28
4.251 - 4.500                                           95                    2112217.13                            1.65
4.501 - 4.750                                          186                    4168102.39                            3.26
4.751 - 5.000                                           36                     450781.51                            0.35
5.001 - 5.250                                            4                     108102.49                            0.08
5.251 - 5.500                                           15                     252170.08                            0.18
5.501 - 5.750                                            5                      101661.2                            0.06
6.001 - 6.250                                            2                      49062.54                            0.04
6.251 - 6.500                                            3                      64204.98                            0.05
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
                                                                                                           Percentage of
Maximum Mortgage                                 Number of              Aggregate Unpaid        Reference Date Aggregate
Rates (%)                                   Mortgage Loans             Principal Balance               Principal Balance %
------------------------------------------------------------------------------------------------------------------------
12.50                                                   39                      $847,600                            0.66
13.00                                                   23                      $315,924                            0.24
13.50                                                   33                      $666,520                            0.52
15.00                                                   17                      $452,805                            0.35
15.50                                                    7                       $93,047                            0.07
16.00                                                  168                    $3,162,526                            2.45
17.00                                                  359                    $7,025,068                            5.44
18.00                                                4,703                  $116,470,860                           90.17
21.00                                                    4                      $101,463                            0.08
25.00                                                    1                       $23,997                            0.02
26.50                                                    1                        $5,307                               0
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Remaining Term To Maturity
                                                                                                           Percentage of
Range of Remaining Terms to                      Number of              Aggregate Unpaid        Reference Date Aggregate
Maturity (Months)                           Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
85 - 96                                                 21                      $405,686                            0.31 %
145 - 156                                               10                      $299,254                            0.23
205 - 216                                               97                    $1,928,950                            1.49
265 - 276                                            5,227                  $126,531,228                           97.96
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Origination Year
                                                                                                           Percentage of
                                                 Number of              Aggregate Unpaid        Reference Date Aggregate
Year of Origination                         Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
2000                                                 1,581                   $40,021,318                           30.98 %
2001                                                 3,774                   $89,143,799                           69.02
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Range of Credit Scores for the Mortgage Loans
                                                                                                           Percentage of
Range of                                         Number of              Aggregate Unpaid        Reference Date Aggregate
Credit Scores                               Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
841 - 850                                                1                       $13,251                            0.01 %
821 - 840                                               30                      $449,896                            0.35
801 - 820                                              168                    $2,284,047                            1.77
781 - 800                                              414                    $6,675,249                            5.17
761 - 780                                              594                   $12,597,719                            9.75
741 - 760                                              706                   $15,440,996                           11.95
721 - 740                                              771                   $18,465,352                            14.3
701 - 720                                              827                   $22,915,053                           17.74
681 - 700                                              664                   $18,910,298                           14.64
661 - 680                                              641                   $18,185,486                           14.08
641 - 660                                              305                    $7,272,251                            5.63
621 - 640                                              212                    $5,317,489                            4.12
601 - 620                                               20                      $585,631                            0.45
581 - 600                                                2                       $52,400                            0.04
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Credit Limit Range

                                                                                                           Percentage of
Range of Credit                                  Number of              Aggregate Unpaid        Reference Date Aggregate
Limits ($)                                  Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                   1,592                    $4,230,579                            3.28 %
$ 10,000.01 to $ 20,000                              1,522                   $23,164,197                           17.93
$ 20,000.01 to $ 30,000                              1,127                   $28,887,580                           22.36
$ 30,000.01 to $ 40,000                                393                   $13,688,725                            10.6
$ 40,000.01 to $ 50,000                                232                   $10,508,476                            8.14
$ 50,000.01 to $ 60,000                                124                    $6,867,412                            5.32
$ 60,000.01 to $ 70,000                                 72                    $4,713,227                            3.65
$ 70,000.01 to $ 80,000                                 62                    $4,624,509                            3.58
$ 80,000.01 to $ 90,000                                 37                    $3,153,652                            2.44
$ 90,000.01 to $100,000                                 63                    $6,073,876                             4.7
$100,000.01 to $125,000                                 34                    $3,877,447                               3
$125,000.01 to $150,000                                 47                    $6,674,021                            5.17
$150,000.01 to $175,000                                 14                    $2,280,451                            1.77
$175,000.01 to $200,000                                 10                    $1,888,513                            1.46
$200,000.01 to $225,000                                  5                    $1,059,404                            0.82
$225,000.01 to $250,000                                  6                    $1,481,247                            1.15
$250,000.01 to $275,000                                  2                      $527,355                            0.41
$275,000.01 to $300,000                                  3                      $877,726                            0.68
$325,000.01 to $350,000                                  2                      $691,420                            0.54
$375,000.01 to $400,000                                  1                      $365,959                            0.28
$400,000.01 to $425,000                                  1                      $400,000                            0.31
$450,000.01 to $475,000                                  1                      $416,665                            0.32
$475,000.01 to $500,000                                  1                      $449,640                            0.35
$775,000.01 to $800,000                                  3                    $1,471,345                            1.14
Greater than $1,000,000                                  1                      $791,691                            0.61
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------


Credit Limit Utilization Rates
                                                                                                           Percentage of
Range of Credit Limit                            Number of              Aggregate Unpaid        Reference Date Aggregate
Utilization Rates (%)                       Mortgage Loans             Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------
0.00%                                                  656                      $342,228                            0.26 %
0.01% - 10.00%                                          88                      $533,087                            0.41
10.01% - 20.00%                                         91                      $696,074                            0.54
20.01% - 30.00%                                        108                    $1,291,041                               1
30.01% - 40.00%                                        119                    $2,266,003                            1.75
40.01% - 50.00%                                        160                    $2,531,307                            1.96
50.01% - 60.00%                                        171                    $2,870,722                            2.22
60.01% - 70.00%                                        167                    $3,554,805                            2.75
70.01% - 80.00%                                        278                    $7,182,870                            5.56
80.01% - 90.00%                                        528                   $13,448,773                           10.41
90.01% - 100.00%                                     2,989                   $94,448,207                           73.12
------------------------------------------------------------------------------------------------------------------------
Total                                                5,355                  $129,165,117                             100 %
------------------------------------------------------------------------------------------------------------------------



                                                              EXHIBIT 2

                               ----------------------------------------------------------------------
                                                     Countywide Home Loans Inc.

                                        Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2001-A
                               ----------------------------------------------------------------------


          Distribution Date:     September 15, 2003

         ---------------------------------------------------------------------------------------------------------------
                           Original             Beginning

                             Note                 Note             Principal       Interest               Note

             Class     Principal Balance    Principal Balance     Distribution    Distribution     Distribution Amount
         ---------------------------------------------------------------------------------------------------------------
             Note        460,000,000.00       $133,754,427.90     $8,017,927.72     $155,489.52       $8,173,417.24


         ---------------------------------------------------------------------------------------------------------------
             TOTAL      $460,000,000.00       $133,754,427.90     $8,017,927.72     $155,489.52       $8,173,417.24
         ---------------------------------------------------------------------------------------------------------------


         ------------------------------------------------
                                            Ending

                       Investor Loss         Note

             Class        Amount        Principal Balance
         ------------------------------------------------
             Note          $0.00          $125,736,500.18


         ------------------------------------------------
             TOTAL         $0.00          $125,736,500.18
         ------------------------------------------------





         -------------------------------------------------------------------------------------------------------------------------
                                                       AMOUNTS PER $1,000 UNIT
         -------------------------------------------------------------------------------------------------------------------------

                                           Beginning                                                                   Ending

                                             Note           Principal        Interest               Note                Note

             Class        CUSIP       Principal Balance    Distribution    Distribution     Distribution Amount  Principal Balance
         -------------------------------------------------------------------------------------------------------------------------
             Note       126671LS3       290.77049543       17.43027765      0.33802070         17.76829835        273.34021778


         -------------------------------------------------------------------------------------------------------------------------





         ----------------------------------
                        Rates
         ----------------------------------

             Class             Note
         ----------------------------------
             Note              1.350000%
         ----------------------------------


         Investor Certificate Rates based on a LIBOR of:                1.11000%


































         PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                                               Barbara Grosse
                                                               Bank One, NA
                                                               1 Bank One Plaza
                                                               Chicago, IL 60670
Servicing Agreement dated

                  Information pursuant to Section 4.04 of the
                Sale and Servicing Agreement dated Feb 26, 2001



(i)       Investor Floating Allocation Percentage           97.50027%

(ii)      Investor Distribution Amount                   8,173,417.24
(iii)     Note Interest                                    155,489.52



                               ----------------------------------------------------------------------
                                                     Countywide Home Loans Inc.

                                        Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2001-A
                               ----------------------------------------------------------------------

               Distribution Date:   September 15, 2003

               Note Interest not payable,
               due to insufficient Investor Interest Collections                0.00

(iv)           Unpaid Investor Interest Shortfall paid                          0.00
               Per $1000 of Original Investor Principal                     0.0000000
               Balance

(v)            Remaining Unpaid Investor Interest Shortfall                     0.00
               Per $1000 of Original Investor Principal                     0.0000000
               Balance

(vi), (vii)    Principal Distributed
               Investor Loss Amount paid as principal                      158,598.20
               Investor Loss Reduction Amounts paid as principal                 0.00
               Accelerated Principal Distribution Amount                     3,463.54
               Scheduled Principal Collections Payment Amount            7,855,865.98
               Guaranteed Principal Distribution Amount                          0.00
                                                                         --------------
               Total Principal Distributed                               8,017,927.72


(viii)         Unreimbursed Investor Loss Reduction Amounts                      0.00
               Per $1000 of Original Investor Principal                      0.0000000
               Balance


(ix)           Basis Risk Carryforward Distributed                               0.00


(x)            Basis Risk Carryforward Remaining                                 0.00


(xi)           Servicing Fee                                                57,159.85
               Accrued and Unpaid Servicing Fees from Prior Periods              0.00


(xii)          Invested Amount (before distributions)                  133,754,427.90
               Invested Amount (after distributions)                   125,736,500.18
               Investor Certificate Principal Balance (after           125,736,500.18
               distributions)
               Loan Factor                                                  0.2747191


(xiii)         Asset Balance of Mortgage Loans                         129,165,117.42


(xiv)          Credit Enhancement Draw Amount                                    0.00



(xv)           Delinquency Information
                                       -------------------------------------------------------
                                           Count               Balance       % of Group Bal
                                       -------------------------------------------------------
               30-59 days                          55        1,556,720.75     1.205218%
               60-89 days                          18          631,026.61     0.488543%
               90 or more days                     42        1,453,294.97     1.125145%
                                       --------------------------------------------------------
               Total                              115        3,641,042.33     2.818905%
                                       --------------------------------------------------------
               *Note: The above statistics do not include loans in foreclosure proceedings, bankruptcy or REO properties.

                                        -------------------------------------------------------
                                           Count           Balance       % of Group Bal
                                        -------------------------------------------------------
               Bankruptcy                          64        1,591,536.96     1.232172%
                                        -------------------------------------------------------


(xvi)          Foreclosure and REO Information

                                         ------------------------------------------------------
                                           Count           Balance       % of Group Bal
                                         ------------------------------------------------------
               Foreclosure                          4           68,495.23     0.053029%
               REO                                  5          229,807.80     0.177918%
                                         ------------------------------------------------------
               Total                                9          298,303.03     0.230947%
                                         ------------------------------------------------------


(xvii)         Optional Servicer Advances (Current Collection Period)            0.00
               Optional Servicer Advances (Outstanding)                          0.00


(xviii)        Note Rate                                                     1.350000%


(xix)          Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.06
               Count                                                                0
               Principal Balance                                                 0.00


(xx)           Subordinated Transferor Collections                       1,970,829.92



(xxi)          Overcollateralization Step-Down Amount                             0.00


(xxii)         Available Transferor Subordinated Amount                   3,429,219.87
               Required Transferor Subordinated Amount                    3,432,683.41
               Interest Collections (non-Investor)                           16,295.79
               Transferor Principal Collections                           1,954,534.13

                                                                       Page 5



                               ----------------------------------------------------------------------
                                                     Countywide Home Loans Inc.

                                        Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2001-A
                               ----------------------------------------------------------------------

               Distribution Date: September 15, 2003







                                        Other information

               Transferor Principal Balance (Beginning)                  3,429,219.87
               Transferor Principal Balance (Ending)                     3,428,617.24
               Investor Fixed Allocation Percentage                             99.25%
               Periods until Step-Down Remittance Date                              1

               Mortgage Loans Payment Summary
               Interest Received                                           709,061.92
               Net Liquidation Proceeds (Allocable to Interest)                  0.00
               Insurance Proceeds (Allocable to Interest)                        0.00
               Servicer Optional Advance (Allocable to Interest)                 0.00
               Purchase Price per Sect. 2.02 (a) (Allocable to Interest)         0.00
               Purchase Price (90+ Day Delinq) (Allocable to Interest)           0.00
               Residual Advance                                                  0.00
                                                                          ------------
               Total Interest                                              709,061.92
               Investor Interest Collections                               635,606.28


               Begining Balance                                        137,183,647.77
               Principal Collections                                     9,810,400.11
               Net Liquidation Proceeds (Alloc. to Principal)                    0.00
               Insurance Proceeds (Alloc. to Principal)                          0.00
               Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)           0.00
               Purchase Price (90+ Day Delinq) (Alloc. to Principal)             0.00
               Loans Removed from the Trust by the Servicer per Sect. 2.06       0.00
               Transfer Deposit Amount per Sect. 2.02 (a)                        0.00
                                                                         -------------
               Total Principal                                           9,810,400.11


               Additional Balances                                       1,954,534.13
               Ending Principal Balance                                129,165,117.42
               Total Collections                                        10,462,302.18
               Alternative Principal Payment                             7,855,865.98


               Loans Average Daily Balance                             137,138,146.84


               Weighted Average Loan Rate                                      5.9409%
               Weighted Average Net Loan Rate                                  4.7709%
               Maximum Rate                                                    4.7056%


               Excess Interest                                             300,242.35


               Loan Modification Summary                                    Current             Cumulative        % of Initial
                                                                            -------             ----------        ------------
               Loans with Senior Lien Balance Modification (CLTV<80%)       58,638.36           5,277,235.28        1.15%
               Loans with Senior Lien Balance Modification (CLTV>80%)      353,098.37           6,583,917.41        1.44%
               Loans with Credit Limit Modification                        253,000.00           7,825,318.00        1.71%
               Loans with Gross Margin Modification                         67,914.79           5,815,902.09        1.27%


               Credit Enhancer Information
               Amount due to Credit Enhancer from Prepayment Shortfall           0.00
               FGIC Surety Bond in force?                                   YES
               Credit Enhancement Draw Amount                                    0.00
               Guaranteed Principal Payment Amount                               0.00
               Guaranteed Distribution                                     155,489.52
               Credit Enhancement Premium                                   17,812.67


               Beginning O/C Amount                                              0.00
               Ending O/C Amount                                                 0.00
               Ending O/C Amount (% of Original Pool Balance)                  0.0000%


               Liquidation Loss Amount (Current Period)                     162,664.37
               Liquidation Loss Amount (Cumulative)                       1,819,830.00


               Cumulative Loss Step-Up Percentage                                2.50%
               Rolling Six Month Delinquency Test Violated?                 NO




                               ----------------------------------------------------------------------
                                                     Countywide Home Loans Inc.

                                        Revolving Home Equity Loan Asset Backed Certificates

                                                            Series 2001-A
                               ----------------------------------------------------------------------



               Distribution Date: September 15, 2003
               Monthly Delinquency Rate                                        1.7368%
               Rolling Six Month Delinquency Rate                              1.3704%
               Spread Rate                                                     3.4209%
               Excess Spread Rate                                              3.3024%
               Rolling three month Excess Spread Percentage                    3.3490%
               Required Subordinated Percentage                                  1.50%
               Balance used for Required Subordinated Amount            Initial Balance
               Initial Subordinated Amount                               (2,308,878.06)
               Can Required Transferor Subordinated Amount be Reduced?     NO
               Has a Rapid Amortization Event occurred?                    NO
               Cause of Rapid Amortization Event.                          NA
               Has an Event of Servicing Termination occurred?             NO
               Cause of Event of Servicing Termination.                    NA


               For the First Payment Date: Aggregate Cutoff Asset balance of Additional Home Equity Loans:





----------------------------------------------------------------------------------------------------------------------------------

                                                               RECONCILIATION REPORT

DEAL NAME:      COUNTRYWIDE HOME LOANS, INC.                                              ISSUE DATE :              28-Feb-01
                Revolving Home Equity Loan Asset Backed Certificates,                     DISTRIBUTION DATE:        15-Sep-03
                Series 2001-A                                                             DETERMINATION DATE:       12-Sep-03
                                                                                          RUN DATE:                 09-Sep-03
                                                                                                                    09:19:51 AM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                          Total
                                                                                            -----
Net Collections Interest Collections - per Servicer Report                                651,902.07
Principal Collections - per Servicer Report                                             9,810,400.11
Residual Advance                                                                                0.00
Cash Released from Additional Loan Account                                                      0.00
Insured Payment                                                                                 0.00
---------------                                                                         -------------
Total Deposit to Collection Account                                                    10,462,302.18

-----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------


A. Amounts Distributed:


Section 5.01

Premium to Credit Enhancer                                                                 17,812.67
Fannie Mae Guarantee Fee                                                                        0.00
Investor Certificate Interest and Unpaid Investor Certificate Interest                    155,489.52
Unreimbursed Credit Enhancement Draw Amounts                                                    0.00
Reserve Fund Deposit                                                                            0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                            0.00
Basis Risk Carryforward                                                                         0.00
Class A Investor Certificate Principal Distributed                                      8,017,927.72
Transferor Interest Distributed                                                           316,538.14
Transferor Principal Distributed                                                        1,954,534.13
                                                                                        -------------


Total Distributions                                                                    10,462,302.18
                                                                                       --------------
Difference (Remains in Collections Account)                                                     0.00
                                                                                       ==============

Balance Reconciliation
----------------------
Loan Group Beginning Balance                                                           137,183,647.77
Loan Group Ending Balance                                                              129,165,117.42
Change in Balance                                                                        8,018,530.35
Principal Collections                                                                    9,810,400.11
Liquidation Loss Amount                                                                    162,664.37
Additional Balances                                                                      1,954,534.13
                                                                                       ---------------
Balance Check                                                                                    0.00
                                                                                       ===============







                                                                        Page 4

